Exhibit A













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           THE TRANSFER OF THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON
           EXERCISE HEREOF IS SUBJECT TO CERTAIN RESTRICTIONS CONTAINED IN PARAGRAPH 10 HEREOF, AND THE HOLDER OF THIS WARRANT BY ACCEPTANCE HEREOF AGREES TO BE BOUND BY SUCH RESTRICTIONS.


                          COMMON SHARE PURCHASE WARRANT

                 TO SUBSCRIBE FOR AND PURCHASE COMMON SHARES OF

                          LEUCADIA NATIONAL CORPORATION

                                                   WARRANT TO PURCHASE 400,000
                                                   COMMON SHARES

THIS CERTIFIES that, for value received,

                     [IAN M. CUMMING OR JOSEPH S. STEINBERG]

(the "Executive") is entitled to subscribe for and purchase from LEUCADIA NATIONAL CORPORATION, incorporated under the laws of the State of New York (hereinafter called the "Company"), at the price of $23.95 per share (the "initial warrant purchase price"), four hundred thousand (400,000) fully paid and nonassessable Common Shares, $1 par value, of the Company ("Common Shares"), subject, however, to the provisions and upon the terms and conditions hereinafter set forth. The initial warrant purchase price and the number and character of the shares with respect to which this Warrant is exercisable are subject to adjustment as hereinafter provided.

        1. Exercise; Termination; Penalty; Issuance of Certificates; Payment for Shares.

               1A. (1) Unless a Termination (defined below) shall have occurred, the rights represented by this Warrant may be exercised by the holder hereof, in whole or in part (but not as to a fractional Common Share), at any time or from time to time on or after the date of this Warrant, until 5:00 p.m. New York City time on May 15, 2005. In the event a Termination shall occur after the date of this Warrant and prior to May 16, 2001 (the "first anniversary date"), upon exercise of this Warrant by the holder hereof at any time, the Executive shall pay to the Company in connection therewith, in addition to the initial warrant purchase price to be paid by the holder of this Warrant (as such initial warrant purchase price may be adjusted under the terms of this Warrant), the product of (x) the difference between the closing price of a Common Share on the date immediately prior to either (a) the date of exercise or (B) the date of Termination (whichever results in a higher closing price) minus the initial warrant purchase price (as such initial warrant purchase price may be adjusted under the terms of this Warrant) multiplied by (y) the number of Common Shares to be issued upon such exercise.

               (2) In addition, in the event a Termination shall occur after the first anniversary date and prior to May 16, 2002 (the "second anniversary date"), upon exercise of this Warrant by the holder hereof at any time, the Executive shall pay to the Company in connection therewith, in addition to the initial warrant purchase price (as such initial warrant purchase price may be adjusted prior to the term of this Warrant), the product of (x) the difference between the closing price of a Common Share on the date immediately prior to either (A) the date of exercise or (B) the date of Termination (whichever results in a higher


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        closing price) minus the initial warrant purchase price to be paid by the holder of this Warrant (as such initial warrant purchase price may be adjusted under the terms of this Warrant) multiplied by (ii) fifty percent (50%) of the number of Common Shares to be issued upon such exercise.

               (3) In the event a Termination shall occur at any time after the second anniversary date, upon exercise of this Warrant by the holder hereof at any time, the holder of the Warrant shall be obligated to pay to the Company in connection therewith only the initial warrant purchase price (as such initial warrant purchase price may be adjusted prior to the term of this Warrant) and the Executive shall not be obligated to pay any additional amounts to the Company in respect of such exercise.

               (4) In the event that the Board of Directors or the Option Committee of the Board of Directors accelerates vesting of all outstanding stock options issued under any stock option plan of the Company pursuant to the terms thereof, the penalty described in subparagraph (1) and (2) above shall not apply if a Termination occurs after such acceleration of vesting of stock options.

               1B. "Termination" for purposes hereof shall mean either (1) the voluntary termination by the Executive of his employment with the Company, or (2) the discharge of the Executive from such employment for "cause." "Cause" is defined as the commission by the Executive of any act of gross negligence in the performance of his duties or obligations to the Company or any of its subsidiary or affiliated companies, or the commission by the Executive of any material act of disloyalty, dishonesty or breach of trust against the Company or any of its subsidiary or affiliated companies.

               1C. The rights may be so exercised by such holder hereof by the surrender of this Warrant (with the Subscription Agreement annexed hereto appropriately completed) to the Company at its offices at 315 Park Avenue South, New York, New York (or such other office or agency of the Company in New York, New York, as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Company at any time within the period above named) and upon payment to it, for the account of the Company, of the purchase price for such shares.

               1D. The Company agrees that the shares so purchased shall be deemed to have been issued to the holder hereof as the record owner of such shares immediately after the close of business on the date on which this Warrant shall have been surrendered and delivery of payment for such shares shall have been made as aforesaid. Subject to the provisions of the next succeeding paragraph, certificates for the shares so purchased shall be delivered to the holder hereof promptly after such surrender and delivery, and, unless this Warrant shall have expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the holder hereof.

        2. Agreement of Holder. The holder of this Warrant, by his acceptance hereof, represents that he is acquiring this Warrant, and will acquire the Common Shares issuable upon any exercise of this Warrant by such holder, for his own account for investment and not with a view to the distribution thereof or with any present intention of selling any thereof, except for a sale of such Common Shares in compliance with the provisions of the Securities Act of 1933, as amended, and the rules and the regulations thereunder.


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        3. Shares to be Fully Paid. Reservation of Shares. All shares issued upon the exercise of the rights represented by this Warrant shall be validly issued, fully paid and nonassessable (except as otherwise provided in Section 630 of the New York Business Corporation Law) and free from all taxes, liens and charges with respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company shall from time to time take all such action as may be requisite to assure that the par value per Common Share is at all times equal to or less than the warrant purchase price per share then in effect. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all time have authorized, and reserved for the purpose of issuance or transfer upon exercise of the rights evidenced by this Warrant, a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant. The Company shall take all such action as may be necessary to assure that such Common Shares may be so issued without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Shares of the Company may be listed. The Company shall not take any action which would result in any adjustment of the warrant purchase price if the total number of Common Shares issuable after such action upon exercise of all Warrants then outstanding would exceed the total number of then authorized but unissued Common Shares.

        4. Adjustments. The above provisions are, however, subject to the following:

               4A. Warrant Purchase Price Defined. The initial warrant purchase price set forth in the initial paragraph of this Warrant shall be subject to adjustment from time to time as hereinafter provided. The term "warrant purchase price" shall mean, unless and until any such adjustment shall occur, the initial warrant purchase price and, after any such adjustment, the warrant purchase price resulting from such adjustment.

               4B. Adjustment of Number of Shares. Upon each adjustment of the warrant purchase price, the holder of this Warrant shall thereafter be entitled to purchase, at the warrant purchase price resulting from such adjustment, the number of Common Shares obtained by multiplying the warrant purchase price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the warrant purchase price resulting from such adjustment.

               4C. Adjustment of Warrant Purchase Price Upon Issuance of Common Shares. If and whenever after the date hereof the Company shall issue or sell any Common Shares without consideration or for a consideration per share less than the warrant purchase price in effect immediately prior to the time of such issue or sale, then, and in each such case, forthwith upon such issue or sale, the warrant purchase price shall be reduced to a price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of (X) the number of Common Shares outstanding immediately prior to such issue or sale multiplied by the then existing warrant purchase price, plus (Y) the consideration, if any, received by the Company upon such issue or sale, by (ii) the total number of Common Shares outstanding immediately after such issue or sale. No adjustment shall be made in an amount less than $.05 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.05 per share or more. For the purposes of this paragraph 4(C), the following provisions (1) to (6), inclusive, shall also be applicable:

                    (1) Issuance of Rights or Options. In case at any time the
               Company shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common


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               Shares, whether or not such rights or options are immediately exercisable, and the price per share for which Common Shares are issuable upon the exercise of such rights or options (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options by (ii) the total maximum number of Common Shares issuable upon the exercise of such rights or options) shall be less than the warrant purchase price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of Common Shares issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share. No further adjustments of the warrant purchase price shall be made upon the actual issue of such Common Shares, except as otherwise provided in paragraph 4C(2).

                    (2) Changes in Rights or Options. If the purchase price
               provided for in any rights or options referred to in paragraph 4C(1) shall change at any time (other than under or by reason of provisions designed to protect against dilution), the warrant purchase price in effect at the time of such event shall forthwith be readjusted to the warrant purchase price which would have been in effect at such time had such rights or options still outstanding provided for such changed purchase price at the time initially granted, issued or sold. Upon the expiration of any such option or right, the warrant purchase price then in effect hereunder shall forthwith be increased to the warrant purchase price which would have been in effect at the time of such expiration had such right or option to the extent outstanding immediately prior to such expiration never been issued and the Common Shares issuable thereunder shall no longer be deemed to be outstanding; provided, however, that no such increase in the warrant purchase price shall be made in an amount in excess of the amount of the adjustment thereof initially made in respect of the granting of such rights or options. If the purchase price provided for in any such right or option referred to in paragraph 4C(1) shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Shares upon the exercise of any such right or option the warrant purchase price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such right or option never been issued as to such Common Shares and had adjustments been made upon the issuance of the Common Shares delivered as aforesaid, but only if as a result of such adjustment the warrant purchase price then in effect hereunder is thereby reduced.

                    (3) Stock Dividends. In case the Company shall declare a
               dividend or make any other distribution upon any shares of the Company payable in Common Shares, any Common Shares issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                    (4) Consideration for Shares. In case any Common Shares or any rights or options to purchase Common Shares shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Common Shares or any rights or options to purchase Common Shares shall be issued or sold for a


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               consideration other than cash, or partly for cash and for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the lesser of (i) the fair market value on the issue date of the securities so issued by the Company, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith, or (ii) the fair value of such consideration as determined in good faith by the Board of Directors of the Company after deduction of any such expenses. In case any Common Shares or any rights or options to purchase Common Shares shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value as determined in good faith by the Board of Directors of the Company of such portion of the assets and business of the non-surviving corporation as such Board in good faith shall determine to be attributable to such Common Shares, or rights or options, as the case may be. In the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Company for shares or other securities of any corporation, the Company shall be deemed to have issued a number of Common Shares for shares or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and the consideration received from such issuance shall be equal to the fair market value on the date of such transaction of such shares or securities of the other corporation, and if any such calculation results in adjustment of the warrant purchase price, the determination of the number of Common Shares receivable upon exercise of this Warrant immediately prior to such merger, conversion or sale, for purposes of paragraph 4F shall be made after giving effect to such adjustment of the warrant purchase price.

                    (5) Record Date. In case the Company shall take a record of the holders of its Common Shares for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Shares, or (ii) to subscribe for or purchase Common Shares, then such record date shall be deemed to be the date of the issue or sale of the Common Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                    (6) Treasury Shares. The number of Common Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Shares for the purposes of this paragraph 4(C).

               4D. Dividends and Distributions. If the Company shall at any time declare a dividend or make a distribution in respect of its Common Shares, the warrant purchase price in effect immediately prior to the declaration of such dividend or the making of such distribution shall be reduced by an amount equal, in the case of a dividend or distribution in cash, to the amount thereof payable per Common Share or, in the case of any other dividend distribution, to the fair value thereof per Common Share as determined in good faith by the Board of Directors of the Company; provided that no adjustment under this paragraph 4(D) shall be required in the case of a cash dividend payable out of earnings or surplus and otherwise than in securities of the Company unless such cash dividend is a special dividend as determined in good faith by the Board of Directors of the Company. If the Company shall at any time declare a


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        dividend or make a distribution in respect of its Common Shares in securities of the Company other than Common Shares, the holder of this Warrant shall be entitled to receive upon exercise of this Warrant such securities as such holder would have been entitled to receive had this Warrant been exercised immediately prior to such dividend or distribution. For the purposes of the foregoing, a dividend in cash shall be considered payable out of earnings or surplus only to the extent that such earnings or surplus are charged an amount equal to such dividend as determined by the Board of Directors of the Company. Such reductions shall take effect as of the date on which a record is taken for the purpose of such dividend or distribution, or, if a record is not taken, the date as of which the holders of Common Shares of record entitled to such dividend or distribution are to be determined.

               4E. Subdivision or Combination of Shares. In case the Company shall at any time subdivide its outstanding Common Shares into a greater number of shares or pay a dividend or other distribution upon any shares of the Company payable in Common Shares, the warrant purchase price in effect immediately prior to such subdivision or payment date shall be proportionately reduced. In case the outstanding Common Shares of the Company shall be combined into a smaller number of shares, the warrant purchase price in effect immediately prior to such combination shall be proportionately increased.

               4F. Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the capital shares of the Company, any consolidation or merger of the Company with another corporation, or any sale of all or substantially all of the assets of the Company to another corporation shall be effected in such a way that holders of Common Shares shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Shares, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Common Shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Common Shares equal to the number of shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interest of the holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the warrant purchase price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument, executed and mailed or delivered to, and in form and substance satisfactory to, the registered holder hereof (who shall not unreasonably withhold his approval) at the last address of such holder appearing on the books of the Company, (i) the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase, and (ii) all other obligations of the Company under this Warrant.


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               4G. Notice of Adjustments. Upon each adjustment or readjustment of the warrant purchase price or in the nature of the Common Shares, securities or other property receivable upon the exercise of this Warrant, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall forthwith mail a copy of each such certificate addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company.

               4H. Other Notices. In case at any time:

                    (1) the Company shall declare any dividend upon its Common
               Shares payable in shares or authorize any other distribution (other than regular cash dividends) to the holders of its Common Shares;

                    (2) the Company shall offer for subscription pro rata to the holders of its Common Shares any additional shares of any class or other rights;

                    (3) there shall be any capital reorganization, or
               reclassification of the capital shares of the Company (other than a transaction covered by paragraph 4F), or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

                    (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

        then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company, (a) at least 20 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution of subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (b) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the forgoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

               4I. Certain Events. If any event occurs, as to which, in the opinion of the Board of Directors of the Company, the other provisions of this paragraph 4 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the warrant purchase price as otherwise determined pursuant to this Paragraph 4 except in the event of a combination of shares of the type


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        contemplated in paragraph 4E and then in no event to an amount larger than the warrant purchase price as adjusted pursuant to paragraph 4E.

               5. Issue Tax. The issuance of certificates for Common Shares upon the exercise of this Warrant shall be made without charge to the holders hereof for any issuance tax in respect thereof, and all such issuance taxes shall be paid or provided for by the Company prior to the issuance of such certificates.

               6. No Voting Rights. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company.

               7. Listing of Shares. The Company agrees to use its best efforts to secure, as soon as practicable after the date hereof, the listing of the Common Shares issuable upon the exercise of this Warrant, subject to official notice of issuance, on the New York Stock Exchange, Inc.

               8. Warrant Transferable; Registration Books. Subject to the provisions of paragraph 10, this Warrant and all rights hereunder are transferable, in whole or in part, at the office of the Company referred to in paragraph 1 by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

               The Company shall keep or cause to be kept, at its offices (or the office of its agents) in New York, New York, proper books in which the names and addresses of the initial holder of this Warrant and all subsequent transferees shall be registered.

               9. Warrant Exchangeable; Loss, Theft, Destruction, Etc. This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office of the Company referred to in paragraph 1, for a new Warrant or new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of Common Shares which may be subscribed for and purchased hereunder, each such new Warrant to represent the right to subscribe for and purchase such number of Common Shares as shall be designated by such holder hereof at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of a bond or indemnity satisfactory to the Company, or, in the case of any such mutilation, upon surrender or cancellation of this Warrant, the Company will issue to the holder hereof a new Warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase the number of Common Shares which may be subscribed for and purchased hereunder.

               10. Limitations on Transferability; Securities Act Compliance, Registration.

               10A. Definitions. As used in this paragraph 10, the following definitions shall be applicable:

                     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the federal securities laws.


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                     "Company Securities" means (i) shares of common stock of
                     the Company, (ii) shares of preferred stock of the Company,
                     (iii) warrants, rights, or options (within the meaning of Treasury Regulation ss.1.382-2T(h)(4)(v)) to purchase stock of the Company, and (iv) any other interests that would be treated as "stock" of the Company pursuant to Treasury Regulation ss.1.382-2T(f)(18).

                     "Maximum Includable Shares" shall mean the maximum number of Common Shares (including, for this purpose, the number of Common Shares issuable upon exercise of Restricted Securities for which registration is requested pursuant to paragraph 10E(1) to be offered by selling security holders in a firm commitment underwriting that the managing underwriter or underwriters (the "Managing Underwriters") of the proposed offering, in their good faith judgment, deem it practicable and consistent with the best interests of the Company to offer and sell, upon the effectiveness of the Registration Statement. In making such judgment, the Managing Underwriters shall take into account, among other things, (i) any adverse effect on the price or terms upon which the securities included in such Registration Statement for the account of the Company may be sold, and
                     (ii) any adverse effect on the price or terms upon which all securities included in such Registration Statement for the account of the Company and the selling security holders may be sold.

                     "NASD" shall mean the National Association of Securities Dealers, Inc.

                     "Prospectus" shall mean any preliminary prospectus and final prospectus (as such may be amended or supplemented) which constitutes Part I of a Registration Statement filed with the Commission.

                     "Registration Statement" shall mean the form and documents required to be filed by an issuer in connection with the registration of securities of such issuer under the Securities Act.

                     "Restricted Securities" shall mean (i) this Warrant (and any warrant or warrants issued in exchange therefor or in replacement thereof) and (ii) the Common Shares issued or issuable upon exercise of this Warrant or such other warrants; the certificates for all of which bear the legend referred to in paragraph 10B.

                     "Restricted Shares" shall mean the Common Shares issued or issuable upon exercise of Restricted Securities bearing the legend referred to in paragraph 10B.

                     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

                     "Seller" shall mean each holder of Restricted Securities or Restricted Shares for whom securities are included or proposed to be included in a Registration Statement filed or proposed to be filed by the Company.

                     "transfer" shall mean any sale, pledge, assignment, encumbrance or disposition of any Restricted Securities or of any part thereof or interest therein, including an offer to transfer, whether or not such transfer would constitute a "sale" as that term is defined in section 2(3) of the Securities Act. For purposes of obtaining approval by the Board of Directors pursuant to Part III of Article Fourth of the Company's Certificate of Incorporation, "Transfer" shall mean any direct or indirect sale, transfer, assignment, conveyance, pledge, or other disposition. A Transfer also shall include the creation or grant of an option (within the meaning of Treasury Regulation ss.1.382-2T(h)(4)(v)). A Transfer shall not include an issuance or grant of Company Securities by the Company.

                     "Treasury Regulation ss.1.382-2T" means the temporary income tax regulations promulgated under Section 382, and any successor regulations. References to any subsection of such regulations include references to any successor subsection thereof.

               10B. Legends.

                    (1) Unless and until removed as provided in the next
               paragraph, this Warrant (and any Warrants issued in exchange herefor or replacement hereof) and each certificate evidencing Common Shares issued upon exercise of this Warrant shall bear a legend in substantially the following form:

                                          In the case of this Warrant: "The
                               transfer of this Warrant and the Common Shares issuable upon exercise hereof is subject to certain restrictions contained in paragraph 10 hereof, and the holder of this Warrant by acceptance hereof agrees to be bound by such restrictions."

                                          In the case of Common Shares: "The
                               transfer of this certificate and the shares evidenced hereby is subject to certain restrictions contained in paragraph 10 of a Common Share Purchase Warrant dated May 16, 2000, and the holder of this certificate by acceptance hereof agrees to be bound by such restrictions. A copy of such Warrant is on file with the Secretary of the Company."

                                          The Company may issue such "stop
                               transfer" instructions to its transfer agent with respect to all or any of the Restricted Securities as it deems appropriate to prevent any violation of the provisions of this paragraph 10 or of the Securities Act.

                    (2) The Company shall issue a new Warrant or certificate
               which does not contain the legend set forth in paragraph 10B(1) if (i) the shares represented thereby are sold pursuant to a Registration Statement (including a current Prospectus) which has become and is effective under the Securities Act or (ii) the staff of the Commission shall have issued a "no action" letter to the effect that, or counsel acceptable to the Company shall have rendered its opinion (which opinion shall be acceptable to the Company) that, such securities may be sold without registration under the Securities Act.

                    (3) At the time of any exercise of this Warrant, the Company may require, as a condition of allowing such exercise, that the holder of this Warrant furnish to the Company such information as, in the opinion of the Company, is reasonably necessary in order to establish that such exercise is made in compliance with the registration requirements of the Securities Act or may be made without registration under the Securities Act, including without limitation a written statement that such holder is acquiring the security receivable upon such exercise for its own account for investment and not with a view to the distribution thereof or with any present intention of selling any thereof; provided, however, that nothing contained in this paragraph 10B(3) shall impair the registration obligations of the Company specified in the succeeding provisions of this paragraph 10.

                    (4) Unless and until removed as provided in Part III of
               Article Fourth of the Company's Certificate of Incorporation, this Warrant (and any Warrants issued in exchange herefor or replacement hereof) and each certificate evidencing Common Shares issued upon exercise of this Warrant shall bear a legend in substantially the following form:

                                          In the case of this Warrant: "The
                               transfer of this Warrant and the Common Shares issuable upon exercise hereof is subject to restrictions pursuant to Part III of Article Fourth of the Certificate of Incorporation of Leucadia National Corporation reprinted in its entirety on Appendix 1 of this Warrant."

                                          In the case of Common Shares: "The
                               transfer of the Securities represented hereby is subject to restrictions pursuant to Part III of Article Fourth of the Certificate of Incorporation of Leucadia National Corporation reprinted in its entirety on the back of this Certificate."

               10C. Notice of Transfer; Opinion of Counsel. If a holder of Restricted Securities proposes to transfer all or a portion of such securities, such holder shall give the Company written notice specifying the securities involved and describing the manner in which the proposed transfer is to be made, together with either (i) an opinion satisfactory to the Company or counsel satisfactory to the Company stating in substance that registration under the Securities Act is not required with respect to such transfer or (ii) a "no action" letter from the staff of the Commission with respect to such transfer. Following delivery of a notice accompanied by an opinion of counsel to the effect set forth above or by such a "no action" letter, such holder shall have the right to transfer, in a manner consistent with its notice to the Company, the Restricted Securities proposed to be transferred, provided that the holder has complied with the provisions of Part III of Article Fourth of the Company's Certificate of Incorporation, if applicable, unless the Company determines within 20 days following such delivery that registration under the Securities Act is required with respect to such proposed transfer or that such transfer would violate the provisions of such Part III of Article Fourth. Such holder shall cooperate with the Company for the purpose of permitting such determination to be made, including, to the extent deemed necessary by the Company, procuring and delivering to the Company an investment letter signed by the proposed transferee.

               10D. Demand Registration.

                    (1) Upon a written demand by a holder or holders of at least
               200,000 Restricted Shares (or such other equivalent number of shares as may result from a reclassification, subdivision or combination of Common Shares into a greater or smaller number of shares) that not less than 200,000 of such Restricted Shares be registered (which demand shall specify its intended method of disposition), the Company shall promptly give written notice of such demand to all other holders of Restricted Securities and shall use its best efforts to effect the registration under the Securities Act of:

                         (a) the Restricted Shares which the Company has been
                    demanded to register pursuant to this paragraph 10D for a disposition in accordance with the proposed method of disposition described in said demand; and

                         (b) all other Restricted Shares the holders of which
                    shall have made written request (stating the proposed method of disposition of such securities by the prospective Seller) to the Company for the registration thereof within 20 days after giving of such written notice by the Company, all to the extent requisite to permit the disposition (in accordance with the proposed methods thereof, as aforesaid, as long as such proposed methods are consistent with the original demand) by the prospective Seller or Sellers of such securities.

                    (2) The Company's obligation to effect a registration under this paragraph is subject to the conditions that:

                         (a) The Executive and his transferees shall not be
                    entitled to more than a total of (i) one registration statement on Form S-1 (or some other comparable form of registration statement) and (ii) two separate registration statements on Form S-2, S-3 or other comparable short form of registration statement; provided, however, that no such Form S-1 or Form S-2, S-3 or comparable short form need be filed until the earlier of the 90th day after the end of any fiscal year of the Company or the date on which the Company's audited financial statements for such fiscal year are available, nor shall more than one such form be required to be filed in any 12-month period.

                         (b) The Company shall not be required to have a special
                    audit of its financial statements for inclusion in such Registration Statement: but if the rules and regulations of the Commission otherwise require such a special audit, the Company may delay the filing or effectiveness of the Registration Statement until such time as the Company receives its audited financial statements for its then current fiscal year.

                         (c) The Company shall not be required to effect any
                    registration in accordance with paragraph 10D(1) hereof if
                    (i) in the written opinion of counsel to the Company such registration may not be appropriately effected in light of any material pending transaction of the Company or its subsidiaries, or (ii) any registration of any underwritten public offering of securities made on behalf of the Company has become effective within ninety (90) days prior to the anticipated effective date of any registration requested pursuant to paragraph 10D(1) hereof.

               10E. Incidental Registration.

                    (1) Whenever the Company proposes to file on its behalf
               and/or on behalf of any of its security holders a Registration Statement under the Securities Act on Forms S-1, S-2 or S-3 (other than in connection with a registration of securities on Form S-8) (or on any other form for the general registration of securities to be sold for cash) with respect to its Common Shares (as defined in Section 3(a)(11) of the Securities Exchange Act of
               1934), the Company shall give written notice to each holder of Restricted Securities at least 30 days before the filing with the Commission of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered. The notice shall offer to include in such filing such number of Restricted Shares as such holders may request subject to the limitation in paragraph 10E(2). Each holder desiring to have Restricted Shares registered under this paragraph 10E shall (i) advise the Company in writing within 20 days after the date of receipt of such offer from the Company, setting forth the number of Restricted Shares for which registration is requested and the intended method of disposition thereof, and (ii) deliver to the Company a letter from counsel to such holder to the effect that registration under the Securities Act is or may be required. The Company shall thereupon include in such filing, subject to the limitation in paragraph 10E(2), the Restricted Shares proposed to be offered for sale by each Seller making such request in accordance with its intended method of disposition as stated in such request, and shall use its best efforts to effect registration under the Securities Act of such securities.

                    (2) The Company shall, as soon as practicable after the
               expiration of the 20-day period provided for in paragraph 10E(1), furnish each Seller with a written statement from its managing or principal underwriter, if any, as to the Maximum Includable Shares. If (x) the total number of Common Shares which the Company proposes to include in such Registration Statement plus
               (y) the total number of Restricted Shares for which registration has been requested pursuant to paragraph 10E(1) is in excess of the Maximum Includable Shares, the number of shares (including Restricted Shares) to be included in such underwritten offering shall be determined as follows:

                    (a) No reduction shall be made in the number of shares to be registered for the account of the Company.

                    (b) Each Seller of Restricted Shares may include in the
               number of Common Shares comprising the balance of the Maximum Includable Shares that number of Common Shares determined by multiplying (i) the balance of such Maximum Includable Shares by
               (ii) a fraction the numerator of which shall be the number of Common Shares then owned by such Seller (adjusted to give effect to exercise of all warrants and conversion of all convertible securities then owned by such Seller) and the denominator of which is the number of Common Shares (as similarly adjusted as to all Sellers) owned by all Sellers.

               10F. General. If and whenever the Company is required by the provisions of this paragraph 10 to use its best efforts to effect the registration of any of its securities under the Securities Act, the Company shall, as expeditiously as possible:

               (1) prepare and file with the Commission a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective;

               (2) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the shorter of 30 days or the completion of the distribution and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the intended method of disposition by the Seller or Sellers thereof set forth in such Registration Statement for such period;

               (3) furnish to each Seller such number of copies of the Prospectus contained in such Registration Statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such Seller may reasonably request in order to facilitate the disposition of the securities owned by such Seller;

               (4) use its best efforts to register or qualify the Restricted Shares covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the Sellers shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable the Sellers to consummate the disposition in such jurisdictions of such Restricted Shares during the period provided in paragraph 10F(2); and

               (5) (a) notify each Seller of any Restricted Shares covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus contained in such Registration Statement, as then in effect, includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and (b) at the request of any such Seller prepare and furnish to such Seller a reasonable number of copies of any supplement to or amendment of such Prospectus that may be necessary so that, as thereafter delivered to the purchasers of such shares, such Prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               10G. Expenses. If and whenever the Company is required by the provisions of this paragraph 10 to effect the registration of any Restricted Shares under the Securities Act, the Company shall pay all expenses arising out of or related to the preparation, filing, amendment and supplementing of a Registration Statement, including, without limitation, all legal and accounting fees, Commission filing fees, NASD filing fees, printing costs, registration or qualification fees and expenses to comply with "blue sky" or other state securities laws, the fees of other experts and any reasonable expenses or other compensation paid to the underwriters (other than those required by the next succeeding sentence to be paid by the Sellers). Each Seller shall be required to bear underwriting commissions and discounts and transfer taxes, if any, payable in connection with the sale of Restricted Shares.

               10H. Indemnification. In the event of the registration of any Restricted Shares under the Securities Act pursuant to the provisions of this paragraph 10, the Company agrees to indemnify and hold harmless the Seller of such Restricted Shares, each underwriter, if any, of such Restricted Shares, and each person who controls such Seller or any such underwriter within the meaning of section 15 of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such Seller, underwriter or controlling person may become subject under the Securities Act or the common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Restricted Shares were registered under the Securities Act, or any Prospectus or preliminary prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse such Seller, each such underwriter, and each such controlling person for any legal or any other expenses reasonably incurred by such Seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, such Prospectus or preliminary prospectus or such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Seller, underwriter or controlling person specifically for use in preparation thereof; and provided further, however, that this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any such underwriter (or any person who so controls such underwriter) for any such loss, claim, damage, liability or action asserted by a person who purchased any Restricted Shares from such underwriter if a copy of the final Prospectus was not delivered or given to such person by such underwriter at or prior to the written confirmation of the sale to such person.

                  In the event of the registration of any Restricted Shares under the Securities Act pursuant to the provisions hereof, each Seller of Restricted Shares agrees to indemnify and hold harmless and to use its best efforts to cause each underwriter, if any, of such Restricted Shares and each person who controls such Seller or any such underwriter within the meaning of section 15 of the Securities Act, to indemnify and hold harmless the Company, each person who controls the Company within the meaning of section 15 of the Securities Act, each of its officers who signs the Registration Statement, and each director of the Company from and against any and all losses, claims, damages or liabilities, joint or several, to which the Company, such controlling person or any such officer or director may become subject under the Securities Act or the common law or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Restricted Shares were registered under the Securities Act, any Prospectus or preliminary prospectus contained therein, or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with, written information furnished to the Company by such Seller, controlling person or underwriter, specifically for use in connection with the preparation thereof; and will reimburse the Company, such controlling person and each such officer and director for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

                  Promptly after receipt by an indemnified party of notice of the commencement of any action such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than pursuant to the provisions of this paragraph 10H. In case any such action is brought against any indemnified party, and it notifies any indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than the reasonable cost of investigation.

               10I. Transferees. In the event that this Warrant or any of the Restricted Shares purchased upon exercise of this Warrant shall at any time be transferred by the holder hereof or thereof other than pursuant to an effective Registration Statement, the rights herein conferred shall extend to the transferee of such securities.

        11. Descriptive Headings and Governing Law. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant is being delivered and is intended to be performed in the State of New York and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of such State.

                     IN WITNESS WHEREOF, LEUCADIA NATIONAL CORPORATION has caused this Warrant to be signed by its duly authorized officers under its corporate seal, and this Warrant to be dated May 16, 2000.

                                              LEUCADIA NATIONAL CORPORATION

                                              By:
                                                  -----------------------------



ATTEST:
        ---------------------------------------
        Secretary

SUBSCRIPTION AGREEMENT

                                                   Date         ,

TO:        Leucadia National Corporation

                     The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to subscribe for and purchase _________ Common Shares covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant.

                                              Signature
                                                        ----------------------
                                              Address
                                                      ------------------------

                                                      ------------------------


ASSIGNMENT

                     FOR VALUE RECEIVED ____________________ hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of Common Shares covered thereby set forth hereinbelow unto:

          Name of Assignee             Address                No. of Shares
          ----------------             -------                -------------



Dated:           ,


                                                 Signature
                                                           --------------------

                                                 Witness
                                                         ----------------------

                                                                    APPENDIX 1


PART III OF ARTICLE FOURTH OF THE CERTIFICATE OF INCORPORATION OF LEUCADIA NATIONAL CORPORATION

III.  TRANSFER RESTRICTIONS

                     1. Certain Definitions. As used in this Part III of Article FOURTH, the following terms have the following respective meanings:

                     "Corporation Securities" means (i) shares of common stock of the Corporation, (ii) shares of preferred stock of the Corporation, (iii) warrants, rights, or options (within the meaning of Treasury Regulation ss.1.382-2T(h)(4)(v)) to purchase stock of the Corporation, and (iv) any other interests that would be treated as "stock" of the Corporation pursuant to Treasury Regulation ss.1.382-2T(f)(18).

                     "Percentage Stock Ownership" means percentage stock ownership as determined in accordance with Treasury Regulation ss.1.382-2T(g),
(h), (j), and (k).

                     "Five-Percent Shareholder" means a Person or group of Persons that is identified as a "5-percent shareholder" of the Corporation pursuant to Treasury Regulationss.1.382-2T(g)(1).

                     "Person" means an individual, corporation, estate, trust, association, company, partnership, joint venture or similar organization.

                     "Prohibited Transfer" means any purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and void under this Part III of Article FOURTH.

                     "Restriction Release Date" means the earlier of December 31, 2005, the repeal of Section 382 of the Internal Revenue Code of 1986, as amended (the "Code") (and any comparable successor provision) ("Section 382"), or the beginning of a taxable year of the Corporation (or any successor thereof) to which no Tax Benefits may be carried forward.

                     "Tax Benefits" means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any "net unrealized built-in loss" within the meaning of Section 382, of the Corporation or any direct or indirect subsidiary thereof.

                     "Transfer" means any direct or indirect sale, transfer, assignment, conveyance, pledge, or other disposition. A Transfer also shall include the creation or grant of an option (within the meaning of Treasury Regulation ss.1.382-2T(h)(4)(v)). A Transfer shall not include an issuance or grant of Corporation Securities by the Corporation.

                     "Treasury Regulationss.1.382-2T" means the temporary income tax regulations promulgated under Section 382, and any successor regulations. References to any subsection of such regulations include references to any successor subsection thereof.

                     2. Restrictions. Any attempted Transfer of Corporation Securities prior to the Restriction Release Date, or any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Restriction Release Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (1) any Person or group of Persons shall become a Five-Percent Shareholder, or (2) the Percentage Stock Ownership interest in the Corporation of any Five-Percent Shareholder shall be increased; provided, however, that nothing herein contained shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange, Inc. in the Corporation Securities.

                     3. Certain Exceptions. The restrictions set forth in paragraph (b) of this Part III of Article FOURTH shall not apply to an attempted Transfer if the transferor or the transferee obtains the approval of the Board of Directors of the Corporation. As a condition to granting its approval, the Board of Directors may, in its discretion, require an opinion of counsel selected by the Board of Directors that the Transfer shall not result in the application of any Section 382 limitation on the use of the Tax Benefits.

                     4. Treatment of Excess Securities.

                     (a) No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the "Purported Transferee") shall not be recognized as a shareholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the "Excess Securities"). Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of shareholders of the Corporation, including without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Securities shall cease to be Excess Securities.

                     (b) If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee's possession or control, together with any dividends or other distributions that were received by the Purported Transferee from the Corporation with respect to the Excess Securities ("Prohibited Distributions"), to an agent designated by the Board of Directors (the "Agent"). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm's-length transactions (over the New York Stock Exchange, if possible); provided, however, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent's discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation's demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and the proceeds of such sale, except to the extent that the Agent grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to paragraph (d)(iii) of this Article FOURTH if the Agent rather than the Purported Transferee had resold the Excess Securities.

                     (c) The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee had previously resold the Excess Securities, any amounts received by it from a Purported Transferee, as follows: (1) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (2) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value, calculated on the basis of the closing market price for Corporation Securities on the day before the Transfer, of the Excess Securities at the time of the attempted Transfer to the Purported Transferee by gift, inheritance, or similar Transfer), which amount (or fair market value) shall be determined in the discretion of the Board of Directors; and (3) third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to the Leucadia Foundation; provided, however, that (i) if the Leucadia Foundation shall have terminated prior to its receipt of such amounts, such remaining amounts shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (and any comparable successor provision) ("Section 501(c)(3)") selected by the Board of Directors, and (ii) if the Excess Securities (including any Excess Securities arising from a previous Prohibited Transfer not sold by the Agent in a prior sale or sales), represent a 5% or greater Percentage Stock Ownership interest in any class of Corporation Securities, then any such remaining amounts to the extent attributable to the disposition of the portion of such Excess Securities exceeding a 4.99 Percentage Stock Ownership interest in such class shall be paid to one or more organizations qualifying under Section 501(c)(3) selected by the Board of Directors. The recourse of any Purported Transferee in respect of any Prohibited Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (2) of the preceding sentence. In no event shall the proceeds of any sale of Excess Securities pursuant to this Part III of Article FOURTH inure to the benefit of the Corporation.

                     (d) If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty business days from the date on which the Corporation makes a demand pursuant to paragraph (d)(ii) of this Article, then the Corporation shall institute legal proceedings to compel the surrender.

                     (e) The Corporation shall make the demand described in paragraph (d)(ii) of this Part III of Article FOURTH within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities; provided, however, that if the Corporation makes such demand at a later date, the provisions of this Part III of Article FOURTH shall apply nonetheless.

                     5. Bylaws, Legends, Etc.

                     (a) The Bylaws of the Corporation shall make appropriate provisions to effectuate the requirements of this Part III of Article FOURTH.

                     (b) All certificates representing Corporation Securities issued after the effectiveness of this Part III of Article FOURTH shall bear a conspicuous legend as follows:

                     THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTIONS PURSUANT TO PART III OF ARTICLE FOURTH OF THE CERTIFICATE OF INCORPORATION OF LEUCADIA NATIONAL CORPORATION REPRINTED IN ITS ENTIRETY ON THE BACK OF THIS CERTIFICATE.

                     (c) The Board of Directors of the Corporation shall have the power to determine all matters necessary to determine compliance with this Part III of Article FOURTH, including without limitation (1) whether a new Five-Percent Shareholder would be required to be identified in certain circumstances, (2) whether a Transfer is a Prohibited Transfer, (3) the Percentage Stock Ownership in the Corporation of any Five-Percent Shareholder, (4) whether an instrument constitutes a Corporation Security, (5) the amount (or fair market value) due to a Purported Transferee pursuant to clause (2) of


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          paragraph (d)(iii) of this Part III of Article FOURTH, and (6) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this
          Part III of Article FOURTH.














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